Exhibit 16.1

May 14, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:    ADEX Media, Inc. (F/K/A Support Span, Inc.)

File Ref. No.  333-143695

We have read the statements of  ADEX Media, Inc. (F/K/A Support Span, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated May 14, 2008 and agree with such statements as they pertain to our firm.

                                Regards,

                                /s/  Webb & Company, P.A.
                                WEBB & COMPANY, P.A.
                                Certified Publicd Accountants

1501 Corporate Drive, Suite 150 * Boynton Beach, FL  33426
Telephone:  (561) 752-1721 * Fax:  (561)  734-8562